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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 033-28551 of Variable Account C of Union Security Insurance Company (formerly Fortis Benefits Insurance Company), on Form N-6, of our report dated February 22, 2006, relating to the statements of assets and liabilities of Variable Account C as of December 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period ended December 31, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
April 3, 2006


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                       UNION SECURITY INSURANCE COMPANY

                              POWER OF ATTORNEY

                                 ------------

                               P. Bruce Camacho
                             Robert B. Pollock
                               Alan W. Feagin
                             Michael J. Peninger
                             Lesley G. Silvester
                             Ranell M. Jacobson

DO HEREBY JOINTLY AND SEVERALLY AUTHORIZE Christopher M. Grinnell, Richard J. Wirth, Jerry K. Scheinfeldt, Shane E. Daly, John F. Kennedy, Sarah Patterson, Brian Buckley, Lisa Proch and Suzanne Hurel to sign as their agent any registration statement, pre-effective amendment, post-effective amendment and any application for exemptive relief or order of substitution for Fortis Benefits Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with the variable life and annuity products reinsured with Hartford Life and Annuity Insurance Company.

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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

/s/ P. Bruce Camacho                                    Dated as of March 17, 2006
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P. Bruce Camacho

/s/ Robert B. Pollock                                   Dated as of March 17, 2006
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Robert B. Pollock

/s/ Alan W. Feagin                                      Dated as of March 17, 2006
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Alan W. Feagin

/s/ Michael J. Peninger                                 Dated as of March 17, 2006
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Michael J. Peninger

/s/ Lesley G. Silvester                                 Dated as of March 17, 2006
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Lesley G. Silvester

/s/ Ranell M. Jacobson                                  Dated as of March 17, 2006
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Ranell M. Jacobson
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